Attachment A

Continental Airlines' Mid-Quarter Update
2001 Estimated Year-over-Year Change
Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM CASM Holding Fuel Price Constant Fuel Gallons Consumed Fuel Price (excluding fuel taxes)	(0.5) - 0.5% (2.0) - (1.0)% 2.0 - 2.5% 81 - 85 cents	0.0 - 1.0% 0.0 - 1.0% 1.5 - 2.0% 80 - 85 cents

2001 Estimated Amounts
Financial	2nd Qtr.(E)	Full Year(E)
Aircraft Rent Net Interest Expense Dividends on Preferred Stock of Trust	$225 Million $45 Million $2.5 Million	$910 Million $180 Million $9.5 Million

Year-over-Year Percentage Change
ASMs 2001 (Quarterly)	1st(A)	2nd(E)	3rd(E)	4th(E)	Full Year(E)
Domestic Latin America Europe Pacific System Continental Express	4% 2% (5)% 5% 2% 24%	6% 3% (1)% 36% 7% 21%	6% 0% (6)% 34% 5% 17%	5% 2% 4% 27% 6% 20%	5% 2% (2)% 25% 5% 20%

2001 Estimated Load Factor
Load Factor	2nd Qtr.(E)	Full Year(E)
Continental Continental Express	74 - 75% 65 - 66%	73 - 74% 62 - 63%

2001 EPS Estimated Share Count
	2nd Qtr.(E)	Full Year(E)
Average Diluted Shares	59.3 Million	57 Million